SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934


                                February 28, 2000
                        (Date of Earliest Event Reported)


         AIRPLANES LIMITED                             AIRPLANES U.S. TRUST

  (Exact Name of Registrants as Specified in Memorandum of Association or Trust
                                   Agreement)


         Jersey, Channel Islands                       Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

         33-99970-01                                   13-3521640
         (Commission File                              (IRS Employer
         Number)                                       Identification No.)


         Airplanes Limited                             Airplanes U.S. Trust
         22 Grenville Street                           1100 North Market Street
         St. Helier                                    Rodney Square North
         Jersey, JE4 8PX                               Wilmington, Delaware
         Channel Islands                               19890-0001
         (011 44 1534 609 000)                         (1-302-651-1000)

           (Addresses and Telephone Numbers, Including Area Codes, of
                    Registrants' Principal Executive Offices)


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Item 5.    Other Events


           Press Release Dated February 28, 2000.


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                                 AIRPLANES GROUP

                        Aviation House, Shannon, Ireland
                  Telephone: +353 61 360000 Fax: 353 61 360113


                                  PRESS RELEASE

Under the terms of the Airplanes Notes, Airplanes Group ("the Company") is required annually to commission an appraisal of the Company's fleet. A consequence of this appraisal is to redirect, when appropriate, excess cashflow to the Class A Notes (i.e., via the Class A Principal Adjustment Amount). Reductions in appraised values cannot directly affect interest payments to be made on Class A, B, C and D Notes but can cause the deferral of targeted principal payments on the Class C and D Notes and the suspension of interest payments on the Class E Notes.

The Indentures require the Company to obtain annual appraisals of the "base values" of each of the Company's aircraft from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading ("ISAT"). Since 1996, the Company has obtained its annual appraisals from Airclaims Limited ("Airclaims"), Aircraft Information Services, Inc. ("AISI") and BK Associates ("BK"). The most recent annual appraisals (as of February 18, 2000) obtained by the Company are: AISI ($3,439 million), BK ($3,409 million) and Airclaims ($3,173 million). The average of these three appraisals is $3,340 million (the "2000 Appraised Value"), compared with the $3,493 million as of February 5, 1999 (as adjusted for sales during the period to February 18, 2000). In the year to February 2000, the annual decline in the average appraised value was marginally less than the decline in value implied by the principal payment provisions of the Airplanes Notes, unlike each of the three years to 1999 where the annual decline was greater than that implied by the provisions of the Notes. Over the period since 1996, when the Company acquired its aircraft, the appraised values obtained from the various individual appraisers have tended to vary in widely different amounts. In light of this experience, the Company continues to keep under review the number and composition of appraisers in deciding how best to comply with its appraisal obligations in the future.

The decrease represented by the average appraised value of the portfolio as of February 5, 1999 compared with the average appraised value as of January 23, 1998 was approximately $61 million more than the decrease implied by the terms of the Airplanes Notes. Greater than implied decreases in value occurred across most of the Company's fleet of aircraft. However, for the period from February 5, 1999 to February 18, 2000, the decline in average appraised value was approximately $15 million less than the decrease implied by the terms of the Airplanes Notes.

The decline in aircraft values for the period to February 5, 1999 resulted in a Principal Adjustment Amount of $34 million on the Class A Notes which began to be paid from the February 16, 1999 Payment Date. The payment of Class A Principal Adjustment Amount resulted in a reallocation of cashflows in favour of the Class A Notes. Accordingly, during this period there was a suspension of payments of the Class

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E Minimum Interest Amount and a deferral of payments of the Class C and D
Scheduled Principal Amounts.

On December 15, 1999, arrears of the Class A Principal Adjustment Amounts were eliminated and payments of the Class C Scheduled Principal Amounts recommenced. On January 18, 2000, the deferred Class C Scheduled Principal Amounts were paid in full and on February 15, 2000, the deferred Class D Scheduled Principal Amounts were paid in full, and payments of the Class E Minimum Interest Amount recommenced.

As a result of the 2000 Appraised Value, there will not be an immediate suspension of any payments. However, the Company will continue to pay Class A Principal Adjustment Amount in accordance with the terms of the Notes and will pay items more junior in the order of priorities to the extent of available cashflows. There can be no assurances that variations in future cashflows, which are currently suffering from adverse pressure on market lease rates, or future appraisals will not lead to a suspension of Class C and D Scheduled Principal and Class E Minimum Interest Amounts.

For further information concerning the Company's results of operations, please see its Quarterly Report on Form 10-Q for the period to December 31, 1999 which was filed with the Securities and Exchange Commission.

Further information regarding the Appraisals:

Under the terms of the Indentures governing the Airplanes Notes, the Company is required at the beginning of each year to obtain appraisals of the "base value" of its aircraft from at least three independent appraisers. The appraisers ascertained the "base value" of each aircraft on the basis of an open, unrestricted, stable market environment as of February 18, 2000 with a reasonable balance of supply and demand, and with full consideration of each aircraft's "highest and best use", presuming an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable time available for marketing, adjusted to account for the maintenance status of each aircraft (with certain assumptions as to use since the last reported status). The Company's seven aircraft subject to finance leases have been included at their net book value rather than appraised value. The 2000 Appraised Value stated above does not reflect the value of leases, maintenance reserves, security deposits or other collateral, if any, related to a particular aircraft. An appraisal is only an estimate of value and there can be no assurance that proceeds received upon any sale of an aircraft would approximate the base value of that aircraft.

February 28, 2000

For further information please contact: Patrick Blaney or Ed Hansom of Airplanes Group's Administrative Agent at tel: 353 61 360000

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                   AIRPLANES LIMITED


Date: February 28, 2000                            /s/ Roy M. Dantzic*
                                                   ----------------------
                                                   Director and Officer


Date: February 28, 2000                            AIRPLANES U.S. TRUST


                                                   /s/ Roy M . Dantzic*
                                                   ----------------------
                                                   Controlling Trustee
                                                   and Officer


                                                   *By: /s/ Michael Walsh
                                                        -----------------
                                                        Attorney-in-Fact


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                                  EXHIBIT INDEX



Exhibit A    -    Power of Attorney for Airplanes Limited
Exhibit B    -    Power of Attorney for Airplanes U.S. Trust


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